KongZhong Schedules Conference Call for
2010 Second Quarter Earnings

Beijing, August 11, 2010 – KongZhong Corporation (NASDAQ: KONG), a leading mobile Internet company in China, plans to release its 2010 second quarter financial results after the US financial markets close on August 25th , 2010. The Company will host a conference call at 7:30pm (EDT) to discuss the result.

(Speakers)
Leilei Wang, Chairman & Chief Executive Officer
Jay Chang, Chief Financial Officer

Hong Kong Time:	August 26, 2010, Thursday, 7:30 am
Eastern Time:	August 25, 2010, Wednesday, 7:30 pm
Pacific Time:	August 25, 2010, Wednesday, 4:30 pm

CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number:	China Telecom – 10 800 152 1490
China Telecom – 10 800 130 0399
China Netcom – 10 800 852 1490
Hong Kong Toll Free Number:	+852.800.963.844
US Toll Free Number:	+1.866.356.4441
US Toll Number:	+1.617.597.5396
PASSCODE:	31285695
Pre Registration:	No

REPLAY ACCESS NUMBERS (FOR 2 WEEKS):
US Toll Free Number:	1-888-286-8010
US Toll Number:	1-617-801-6888
PASSCODE:	37923250

WEBCAST:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=180513&eventID=3289775 (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your Internet browser's URL address field. Remove the space if one exists.)

For information, please contact:	Jay Chang of KongZhong Corporation
Tel: +86-10-8857-6000	Fax:+86-10-8857-5891
Email: ir@kongzhong.com

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